BYLAWS

OF

FIRST SECURITY GROUP, INC.

(Amended and Restated as of March 20, 2013)

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FIRST SECURITY GROUP, INC.

BYLAWS

ARTICLE ONE
OFFICES AND AGENT

SECTION 1.1.    REGISTERED OFFICE AND AGENT. The Corporation shall maintain a registered office in the state of Tennessee and shall have a registered agent whose business office is identical to the registered office, as may be designated from time to time by action of the Corporation’s Board of Directors.

SECTION 1.2.    OTHER OFFICES. In addition to its registered office, the Corporation may have offices at any other place or places, within or without the state of Tennessee, as the Board of Directors may from time to time select or as the business of the Corporation may require or make desirable.

ARTICLE TWO
SHAREHOLDERS MEETINGS

SECTION 2.1.    PLACE OF MEETINGS. Meetings of shareholders may be held at any place within or without the state of Tennessee as set forth in the notice thereof, or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or if no place is so specified, at the principal office of the Corporation.

SECTION 2.2.    ANNUAL MEETINGS. The annual meeting of shareholders shall be held on a date and at a time to be determined by resolution of a majority of the Board of Directors, for the purpose of electing directors and transacting any and all business that may properly come before the meeting. If the annual meeting of shareholders is not held in accordance with this Section 2.2, any business, including the election of directors, that might properly have been acted upon at that meeting may be acted upon at a special meeting in lieu of the annual meeting held pursuant to these Bylaws or held pursuant to a court order.

SECTION 2.3.    SPECIAL MEETINGS. As provided in the Articles of Incorporation, unless otherwise prescribed by law, special meetings of shareholders for any purpose or purposes shall be called only by (i) the Chairman of the Board of Directors of the Corporation, (ii) the President of the Corporation, or (iii) the Secretary of the Corporation at the request in writing of a majority of the Board of Directors.

SECTION 2.4.    NOTICE OF MEETINGS. Unless waived as contemplated in Section 5.2, a notice of each meeting of shareholders stating the date, time, and place of the meeting shall be delivered, either personally or by mail, not less than ten (10) days nor more than two (2) months before the date thereof, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at that meeting. In the case of an annual meeting, the notice need not state the purpose or purposes of the meeting unless the Articles of Incorporation or the Tennessee Business Corporation Act (the “TBCA”) requires the purpose or purposes to be stated in the notice of the meeting. In the case of a special meeting, including a special meeting in lieu of an annual meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

SECTION 2.5.    VOTING GROUP. Voting group means all shares of one or more classes or series that are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled to vote generally on the matter are for that purpose a single voting group.

SECTION 2.6.    QUORUM. With respect to shares entitled to vote as a separate voting group on a matter at a meeting of shareholders, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter unless the Articles of Incorporation or the TBCA provides otherwise. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new Record Date (as defined below) is or must be set for the adjourned meeting pursuant to Section 8.7 of these Bylaws.

SECTION 2.7.    VOTE REQUIRED FOR ACTION. If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the Articles of Incorporation, provisions of these Bylaws validly adopted by the shareholders, or the TBCA requires a greater number of affirmative votes. If the Articles of Incorporation or the TBCA provide for voting by two (2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter. With regard to the election of directors, unless otherwise provided in the Articles of Incorporation, if a quorum exists, action on the election of directors is taken by a plurality of the votes cast by the shares entitled to vote in the election.

SECTION 2.8.    VOTING OF SHARES. Unless the Articles of Incorporation or the TBCA provides otherwise, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

SECTION 2.9.    PROPER BUSINESS AT ANNUAL MEETINGS. At any annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before the annual meeting, business must be specified in the notice of meeting (or any amendment thereto) given by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.

SECTION 2.10. PROXIES. A shareholder entitled to vote pursuant to Section 2.8 may vote in person or by proxy pursuant to an appointment of proxy executed in writing by the shareholder or by his attorney-in-fact. An appointment of proxy shall not be valid for more than eleven (11) months, unless expressly provided therein. Appointments of proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. Appointments of proxy shall be dated and filed with the records of the meeting to which they relate. If the validity of any appointment of proxy is questioned, it must be submitted to the secretary of the meeting of shareholders for examination, or a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any appointment of proxy submitted, and reference by the secretary in the minutes of the meeting to the regularity of an appointment of proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at the meeting and for all other purposes.

SECTION 2.11. PRESIDING OFFICER. The Chairman of the Board of Directors, or in his absence, the President, shall serve as the chairman of every meeting of shareholders unless another person is elected by shareholders to serve as chairman at the meeting. The chairman of the meeting shall appoint any persons he deems required to assist with the meeting.

SECTION 2.12. ADJOURNMENTS. Whether or not a quorum is present at a meeting, any meeting of shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the shares entitled to vote generally in the election of directors (“Voting Stock”) represented at the meeting to reconvene at a specific time and place, but no later than four (4) months after the date fixed for the original meeting, unless the requirements of the TBCA concerning the selection of a new Record Date have been met. At any reconvened meeting, any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time, and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new Record Date is or must be fixed, notice of the reconvened meeting must be given to persons who are shareholders as of the new Record Date.

SECTION 2.13. ACTION OF SHAREHOLDERS WITHOUT A MEETING. As provided in the Articles of Incorporation, no action shall be taken by shareholders of the Corporation except at an annual or special meeting of shareholders of the Corporation or by the unanimous written consent of all shareholders of the Corporation, and the right of shareholders to act by less than unanimous written consent in lieu of a meeting is specifically denied.

SECTION 2.14. SHAREHOLDER LIST. The officer who has charge of the Corporation’s stock ledger shall prepare before every meeting of shareholders a complete list of shareholders entitled to vote at the meeting, arranged in alphabetical order by voting group and showing the address of each shareholder and the number of Shares registered in the name of each shareholder, in each case as reflected in the records of the Corporation. Such list shall be kept on file at the principal office of the Corporation and, upon proper written request, shall be available for inspection and copying by any shareholder or his agent or attorney for proper purposes and at his expense during usual business hours beginning two (2) business days after notice of the meeting is given, continuing through the meeting. The list of shareholders entitled to vote shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder or his agent or attorney who is present. The original stock transfer books shall be prima facie evidence as to the shareholders entitled to examine the shareholder list or stock transfer book, or to vote at any meeting of shareholders.

ARTICLE THREE
THE BOARD OF DIRECTORS

SECTION 3.1.    GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors may exercise all powers of the Corporation and do all lawful acts and things that are not prohibited by law, by the Articles of Incorporation, or by these Bylaws, directed or required to be exercised or done by the shareholders.

SECTION 3.2.    NUMBER, ELECTION AND TERM OF OFFICE. As provided in the Articles of Incorporation, the Board of Directors shall consist of not less than one (1) nor more than fifteen (15) directors. The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. The initial directors shall hold office until the first annual meeting of shareholders. Directors shall be elected at each annual meeting of shareholders and shall hold office until the next succeeding annual meeting of shareholders and until their successors are elected and qualified.

SECTION 3.3.    NOMINATION PROCEDURES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days prior to the month and day of that year corresponding to the month and day of the previous year on which the annual meeting of shareholders was held or at least sixty (60) days prior to the date of the annual meeting for that year if the date of such meeting has been publicly announced by the Corporation at least seventy-five (75) days in advance of such meeting date. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as director: (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Act”) and the SEC’s rules and regulations thereunder, and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the corporation are traded, and (b) as to the shareholder giving the notice: (i) the name and record address of the shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by the shareholder. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 3.4.    REMOVAL. As provided in the Articles of Incorporation, the shareholders shall not have the right to remove any one or all of the directors, except for cause and by the affirmative vote of the holders of a majority of the outstanding shares of the Voting Stock.

SECTION 3.5.    VACANCIES. As provided in the Articles of Incorporation, any vacancy on the Board of Directors that results from a newly created directorship and any other vacancy occurring on the Board of Directors, shall be filled by the affirmative vote of a majority of the Board of Directors then in office, although less than a quorum or by a sole remaining director. A director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified. In no case will a decrease in the number of directors shorten the term of any incumbent director. The election of directors need not be by written ballot unless otherwise required by these Bylaws.

SECTION 3.6.    COMPENSATION. Unless the Articles of Incorporation provide otherwise, the Board of Directors may determine from time to time the compensation, if any, directors may receive for their services as directors. A director may also serve the Corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in any other capacity.

ARTICLE FOUR
MEETINGS OF THE BOARD OF DIRECTORS

SECTION 4.1.    REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors by resolution may determine.

SECTION 4.2.    SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the President or by any two (2) directors in office at that time.

SECTION 4.3.    PLACE OF MEETINGS. Directors may hold their meetings at any place within or without the State of Tennessee as the Board of Directors may from time to time establish for regular meetings, or as set forth in the notice of special meetings, or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

SECTION 4.4.    NOTICE OF MEETINGS. No notice shall be required for any regularly scheduled meeting of the directors. Unless waived as contemplated in Section 5.2 of these Bylaws, each director shall be given at least two (2) days’ notice (as set forth in Section 5.1) of each special meeting stating the date, time, and place of the meeting.

SECTION 4.5.    QUORUM. Unless a greater number is required by the Articles of Incorporation, these Bylaws, or the TBCA, a quorum of the Board of Directors consists of a majority of the total number of directors then holding office. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time without notice other than announcements at the meeting, until a quorum shall be present.

SECTION 4.6.    VOTE REQUIRED FOR ACTION. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the TBCA, the Articles of Incorporation, or these Bylaws require the vote of a greater number of directors.

SECTION 4.7.    DISSENT OR ABSTENTION. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

(1)    He objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting;

(2)    His dissent or abstention from the action taken is entered in the minutes of the meeting; or

(3)    He delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

SECTION 4.8.    PARTICIPATION BY CONFERENCE TELEPHONE. Any or all directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting.

SECTION 4.9.    ACTION BY DIRECTORS WITHOUT A MEETING. Unless the Articles of Incorporation or these Bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors, or action that may be taken at a meeting of a committee of the Board of Directors, may be taken without a meeting if the action is taken by all the members of the Board of Directors (or of the committee as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each director (or each director serving on the committee, as the case may be), and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

SECTION 4.10. ADJOURNMENTS. Whether or not a quorum is present to organize a meeting, any meeting of directors may be adjourned by a majority of the directors present to reconvene at a specific time and place. At any reconvened meeting, any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted if the date, time, and place of the reconvened meeting were announced at the meeting that was adjourned and the period of adjournment does not exceed one (1) month.

SECTION 4.11. COMMITTEES OF THE BOARD OF DIRECTORS.

(a)    The Board of Directors by resolution may designate from among its members an Executive Committee and one or more other committees, each consisting of one or more directors, all of whom serve at the pleasure of the Board of Directors. Except as limited by the TBCA, each committee shall have the authority set forth in the resolution establishing the committee. The provisions of this Article Four as to the Board of Directors and its deliberations shall be applicable to any committee of the Board of Directors. The creation of a committee and appointment of a member or members to it must be approved by the greater of the majority of all the directors then in office, or the number prescribed in Section 4.6 above.

(b)    Any committee created under this Section 4.11 of the Bylaws, to the extent provided in the resolution or resolutions of the Board of Directors and during intervals between meetings of the Board, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any power or authority to: (1) authorize distributions, except according to a formula or method prescribed by the Board of Directors; (2) authorize or approve the issuance or sale, or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares unless authorized to do so by the Board of Directors; (3) fill vacancies on the Board of Directors or any of its committees; (4) adopt, amend, or repeal these Bylaws; (5) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (6) take any other action prohibited by the TBCA. Such committee or committees shall have such name or names and consist of such number of directors and have and may exercise such powers as may be determined and specified in the respective resolution or resolutions adopted by the Board of Directors from time to time establishing or changing such committee. A majority of the Board of Directors shall have the power to change the membership of any such committee at any time to fill vacancies therein and to discharge any committee or to remove any member thereof, with or without cause, at any time.

(c)    Meetings of any committee of the Board may be called by the President, or by the chairman of the committee, at any time upon personal, telephonic, telegraphic, written, or such other notice as may be determined by such committee. A majority of the members of each committee may fix such committee’s rules of procedure, determine its manner of acting, and fix the time and place, whether within or without the State of Tennessee, of its meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors whenever required or requested.

SECTION 4.12. TRANSACTIONS WITH DIRECTORS OR OFFICERS. Insofar as not prohibited by applicable law, no contract or other transaction between the Corporation and one or more of its directors or officers or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction if the contract or transaction is fair and reasonable to the Corporation and if either:

(a)    The material facts of the transaction and such relationship or interest are disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a majority of the directors on the Board or the committee, without counting the votes or consents of such interested directors and without considering such interested directors as present for purposes of constituting a quorum; provided, however, that a transaction may not be authorized, approved, or ratified by a single director unless such director is the sole director of the Corporation; or

(b)    The material facts of the transaction and such relationship or interest are disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent by a majority of the shares, excluding those owned, voted, or under the control of a director or officer who is interested in the transaction unless such person is the sole shareholder of the Corporation; or

(c)    The transaction was fair to the Corporation.

ARTICLE FIVE
MANNER OF NOTICE AND WAIVER AS TO SHAREHOLDERS AND DIRECTORS

SECTION 5.1.    PROCEDURE. Whenever these Bylaws require notice to be given to any shareholder or director, the notice shall be given in accordance with this Section 5.1. Notice under these Bylaws shall be in writing unless verbal or telephone notice is reasonable under the circumstances. Any notice to directors may be written, verbal, or by telephone. Notice may be communicated in person; by telephone, telegraph, teletype, telecopy, electronic mail, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Written notice to the shareholders is effective when mailed. Oral notice is effective when communicated if communicated in a comprehensible manner. In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

SECTION 5.2. WAIVER.

(a)    A shareholder may waive any notice before or after the date and time stated in the notice. Except as provided in Section 5.2(b), the waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

(b)    A shareholder’s attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

(c)    Unless required by the TBCA, neither the business transacted nor the purpose of any meeting need be specified in the waiver.

(d)    A director may waive any notice before or after the date and time stated in the notice. Except as provided in Section 5.2(e), the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

(e)    A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE SIX
OFFICERS

SECTION 6.1.    NUMBER. The officers of the Corporation shall consist of a Chairman of the Board, one or more Vice Chairmen of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and any other officers as may be appointed by the Board of Directors or appointed by a duly appointed officer pursuant to this Article Six. The Board of Directors shall from time to time create and establish the duties of the other officers. Any two or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person.

SECTION 6.2.    ELECTION AND TERM. All officers shall be appointed by the Board of Directors, or by a duly appointed officer pursuant to this Article Six, and shall serve at the pleasure of the Board of Directors or the appointing officer, as the case may be. All officers, however appointed, may be removed with or without cause by the Board of Directors, and any officer appointed by another officer may also be removed by the appointing officer with or without cause.

SECTION 6.3.    CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall call to order meetings of the shareholders, the Board of Directors, and the Executive Committee and shall act as chairman of such meetings. The Chairman of the Board shall perform such other duties as the Board of Directors may direct from time to time.

SECTION 6.4.    VICE CHAIRMAN OF THE BOARD. Each Vice Chairman of the Board shall have such authority and shall perform such duties as may be prescribed from time to time by the Board of Directors or the Chairman of the Board.

SECTION 6.5.    PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall determine the Corporation’s basic policies, have general supervision of its business and affairs, and be responsible for all internal operations of the Corporation. The President shall report to the Board of Directors, and shall be responsible for personnel, and shall designate and assign the duties of the officers under his supervision, at the direction or with the approval of the Board of Directors.

The President shall have the authority to execute bonds, mortgages, and other contracts and instruments requiring a seal under the seal of the Corporation and shall have the authority to endorse, when sold, assigned, transferred, or otherwise disposed of, all certificates for shares of stock, bonds, securities, or evidences of indebtedness issued by other corporations, associations, trusts, individuals, or entities, whether public or private, or by any government or agency thereof, which are owned or held by the Corporation, and to make, execute, and deliver all instruments of assignment or transfer of any stocks, bonds, securities, evidences of indebtedness, agreements, or other property owned or held by the Corporation in any capacity. He shall, under the supervision of the Board, be responsible for all investments of the Corporation and shall have full authority to do any and all things delegated to him by the Board of Directors or by any committee of the Board having authority.

SECTION 6.6.    VICE PRESIDENTS. In the absence or disability of the President, or at the direction of the President, the Vice President, if any, shall perform the duties and exercise the powers of the President. If the Corporation has more than one Vice President, the one designated by the Board Directors shall act in lieu of the President. Vice Presidents shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.

SECTION 6.7.    SECRETARY. The Secretary shall be responsible for preparing minutes of the acts and proceedings of all meetings of shareholders and, unless a secretary has been designated for such purpose, of the Board of Directors and any committees thereof. He shall have authority to give all notices required by law or these Bylaws. He shall be responsible for the corporate books, records, contracts, and other documents. The Secretary may affix the corporate seal to any lawfully executed documents and shall sign any instruments as may require his signature. The Secretary shall authenticate records of the Corporation. The Secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign him. In the absence or disability of the Secretary or at the direction of the President, any Assistant Secretary may perform the duties and exercise the powers of the Secretary.

SECTION 6.8.    ASSISTANT SECRETARY. The Assistant Secretaries shall perform such duties as from time to time may be assigned to them by the Chairman of the Board, the President, the Secretary, or the Board. At the request of the Secretary, or in case of his absence or inability to act, any Assistant Secretary may act in his place.

SECTION 6.9.    TREASURER. The Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit, or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer shall cause to be maintained full and true accounts of all receipts and disbursements and shall make reports of the same to the Board of Directors and the President upon request. The Treasurer shall perform all duties as may be assigned to him from time to time by the Board of Directors.

SECTION 6.10. ASSISTANT TREASURER. The Assistant Treasurers shall perform such duties as from time to time may be assigned to them by the Chairman of the Board, the President, the Treasurer, or the Board. At the request of the Treasurer, or in case of his absence or inability to act, any Assistant Treasurer may act in his place

SECTION 6.11. COMPENSATION. The salaries and other compensation of the Corporation’s principal officers shall be fixed from time to time by the Board of Directors, or its Salary and Benefits Committee, after taking account of any recommendations by any committee to which the power to advise with respect to salaries is delegated by the Board. The Board may from time to time delegate to any principal officer or any committee power to fix the salaries and other compensation of the officers, agents, and employees. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of any committee contemplated by these Bylaws.

SECTION 6.12. BONDS. The Board of Directors by resolution may require any or all of the officers, agents, or employees of the Corporation to give bonds to the Corporation with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as from time to time may be required by the Board of Directors.

SECTION 6.13. EXECUTION OF INSTRUMENTS. The Chairman of the Board, the President, and any Vice Chairmen are authorized, in their discretion and to the extent permitted herein and by law, to do and perform any and all corporate and official acts in carrying on the Corporation’s business, including, but not limited to, the authority to make, execute, acknowledge, and deliver all deeds, mortgages, releases, bills of sale, assignments, transfers, leases, powers of attorney or of substitution, proxies to vote stock, or any other instrument in writing that may be necessary in the purchase, sale, lease, assignment, transfer, management, or handling in any way of property of any description held or controlled by the Corporation, in any capacity. This shall include authority from time to time to borrow money in such amounts for such lengths of time at such rates of interest and upon such terms and conditions as any said officer may deem proper, and to evidence the indebtedness thereby created by executing and delivering in the Corporation’s name promissory notes or other appropriate evidences of indebtedness. The enumeration herein of particular powers shall not restrict in any way the general powers and authority of said officers. The Board may authorize any other officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be delegated by the person so authorized; but unless so authorized by the Board or these Bylaws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount. The Treasurer, the Secretary, or any Vice President, Assistant Treasurer, or Assistant Secretary shall be authorized to attest the signature of the President or Chairman and to affix the corporate seal to any and all instruments requiring such attestation or execution under seal.

SECTION 6.14. RECEIPTS, CHECKS, DRAFTS, ETC. All checks, drafts. or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as shall from time to time be determined by resolution of the Board. The President, any Vice President, the Treasurer, any Assistant Treasurer, or any other officer or employee designated by the Board of Directors is authorized and empowered on behalf of the Corporation and in its name to endorse checks and warrants, to draw drafts, to give receipts for money due and payable to the Corporation, and to sign such other papers and do such other acts as are necessary or appropriate to perform his duties.

SECTION 6.15. LOANS. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board. When so authorized, the Chairman of the Board, the President, the Treasurer, or a Vice President specifically designated by the Board, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation, or individual; and for such loans and advances the Chairman of the Board, the President, Treasurer, or designated Vice President may make, execute, and deliver with the counter-signature, unless otherwise authorized by the Board, of the Secretary or an Assistant Secretary, the Treasurer, or an Assistant Treasurer, bonds, debentures, promissory notes, or other evidences of indebtedness of the Corporation and, when so authorized, as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Corporation, may mortgage, pledge, hypothecate, or transfer any real or personal property at any time held by the Corporation; and to that end execute and deliver instruments of mortgage or pledge or which otherwise transfer such property or an interest therein. Any authority so granted by the Board may be general or confined to specific instances and, if the Board so provides, may be delegated by the person so authorized.

SECTION 6.16. CUSTODIAN ACCOUNTS. Any two of the following officers acting jointly, namely, the President or any Vice President, shall have the authority to establish such custodian accounts with such banks or other institutions as in their judgment are necessary or desirable in the conduct of the Corporation’s business, and any two of them acting jointly shall have the authority to issue orders and instructions respecting transactions with respect to such accounts.

ARTICLE SEVEN
DISTRIBUTIONS AND SHARE DIVIDENDS

SECTION 7.1.    AUTHORIZATION OR DECLARATION. Unless the Articles of Incorporation provide otherwise, the Board of Directors, from time to time in its discretion, may authorize or declare distributions or share dividends to the full extent permitted by the TBCA.

SECTION 7.2.    RECORD DATE WITH REGARD TO DISTRIBUTIONS AND SHARE DIVIDENDS. For the purpose of determining shareholders entitled to a distribution (other than one involving a repurchase or reacquisition of the Corporation’s shares) or a share dividend, the Board of Directors may fix a date as the record date (the “Record Date”). If no Record Date is fixed by the Board of Directors, the Record Date shall be determined in accordance with the provisions of the TBCA.

ARTICLE EIGHT
SHARES

SECTION 8.1.    AUTHORIZATION AND ISSUANCE OF SHARES. In accordance with the TBCA, the Board of Directors may authorize shares of any class or series provided for in the Articles of Incorporation to be issued for any consideration valid under the provisions of the TBCA. To the extent provided in the Articles of Incorporation, the Board of Directors shall determine the preferences, limitations, and relative rights of the shares.

SECTION 8.2.    SHARE CERTIFICATES. The interest of each shareholder in the Corporation shall be certificated or uncertificated at the discretion of the Board of Directors. If certificated, the certificate or certificates representing shares of the Corporation shall be in such form as the Board of Directors from time to time may adopt. Share certificates shall be numbered consecutively, shall be in registered form, shall indicate the date of issuance, the name of the Corporation and that it is organized under the laws of the State of Tennessee, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. The designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate, or the certificate shall conspicuously state that such information will be furnished free of charge to the shareholder upon written request. Each certificate shall be signed by any one of the Chairman of the Board, the President, a Vice President, the Secretary, or the Treasurer. The corporate seal need not be affixed. Any and all shares of Common Stock of the Corporation not registered pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities act, or exempt from registration under the Securities Act or any applicable state securities act, shall not be sold, pledged, hypothecated, donated, or otherwise disposed of absent such registration or exemption, and the following legend shall be placed in the Corporation’s stock transfer records and conspicuously noted on each certificate representing such shares:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT. SUCH SECURITIES SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION UNLESS, IN THE OPINION OF THE CORPORATION’S COUNSEL, SUCH REGISTRATION IS NOT REQUIRED.”

SECTION 8.3.    RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote the shares, to receive any share dividend or distribution with respect to the shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

SECTION 8.4.    TRANSFERS OF SHARES. Transfers of shares shall be made upon the transfer books of the Corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named as being the owner of such shares, or as named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, if any, the old certificate, if any, shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the requirements of Section 8.6 of these Bylaws shall have been met.

SECTION 8.5.    LOST, STOLEN OR DESTROYED CERTIFICATES. Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in the manner required by the Board of Directors and, if the Board of Directors or the Corporation’s President, Secretary, or Treasurer requires, shall give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen, or destroyed.

SECTION 8.6.    FIXING OF RECORD DATE WITH REGARD TO SHAREHOLDER ACTION. For the purpose of determining shareholders entitled to notice of a shareholders meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix a future date as the record date, which date shall be not more than seventy (70) days prior to the date on which the particular action requiring a determination of shareholders is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the TBCA.

ARTICLE NINE
INDEMNIFICATION

SECTION 9.1.    INDEMNIFICATION PROVISIONS IN ARTICLES OF INCORPORATION. The provisions of this Article Nine are intended to supplement Article X of the Articles of Incorporation pursuant to Sections 10.2 and 10.3 thereof. To the extent that this Article Nine contains any provisions inconsistent with said Article X, the provisions of the Articles of Incorporation shall govern. Terms defined in such Article X shall have the same meaning in this Article Nine.

SECTION 9.2.    INDEMNIFICATION OF OTHERS. The Corporation may indemnify and advance expenses to its employees and agents to the same or any lesser extent as to its directors and officers, as set forth in the Articles of Incorporation and in this Article Nine of the Bylaws of the Corporation, and, if so indemnified, such persons shall be included in the term “indemnitee” or “indemnitees” as used in this Article Nine of the Bylaws.

SECTION 9.3.    UNDERTAKINGS FOR ADVANCES OF EXPENSES. If and to the extent the TBCA requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 10.1 of the Articles of Incorporation (hereinafter an “advancement of expenses”) shall be made only upon delivery to the Corporation of: (i) a written affirmation of the indemnitee’s good faith belief that his or her conduct does not constitute conduct described in Section 48-18-509(a) of the TBCA (or any successor provision), (ii) a written undertaking (hereinafter an “undertaking”) by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under Article X of the Articles of Incorporation or otherwise, and (iii) such other affirmations or documents that may be required by the TBCA. No official determination shall be required prior to the advancement of expenses to an indemnitee that the facts then known would not preclude indemnification under the TBCA.

SECTION 9.4.    CLAIMS FOR INDEMNIFICATION. If a claim for indemnification under Section 10.1 of the Articles of Incorporation is not paid in full by the Corporation within sixty (60) days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the reasonable expenses of prosecuting or defending such suit, prorated in proportion to any partial success. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee is not entitled to indemnification by reason of Section 48-18-509(a) of the TBCA (or any successor provision or provisions). Neither the failure of the Corporation, including the Board of Directors, special legal counsel, or the Corporation’s shareholders to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee should be entitled to indemnification by reason of Section 48-18-509(a) of the TBCA (or any successor provision or provisions), nor an actual determination by the Corporation, including the Board of Directors, special legal counsel, or the Corporation’s shareholders that the indemnitee is not entitled to indemnification by reason of such statutory limit shall create a presumption that the indemnitee is not entitled to indemnification or, in the case of such a suit brought by the indemnitee, be a defense to such suit.

In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to have or retain such advancement of expenses under Article X of the Articles of Incorporation or this Article Nine or otherwise, shall be on the Corporation.

SECTION 9.5.    INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation, or another entity against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the TBCA.

SECTION 9.6.    SEVERABILITY. In the event that any of the provisions of this Article Nine (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

ARTICLE TEN
MISCELLANEOUS

SECTION 10.1. INSPECTION OF BOOKS AND RECORDS. The Board of Directors shall have the power to determine which accounts, books, and records of the Corporation shall be opened to inspection by shareholders, except those as may by law specifically be made open to inspection, and shall have the power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books, and records which by law or by determination of the Board of Directors shall be open to inspection. Absent the prior approval of the Board of Directors in their discretion, the right of inspection set forth in Section 48-26-102 of the TBCA, as amended, shall only be available to the extent provided for in such Section and only to shareholders meeting the requirements of such Section.

SECTION 10.2. FISCAL YEAR. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the same from time to time as it deems appropriate.

SECTION 10.3. CORPORATE SEAL. If the Board of Directors determines that there should be a corporate seal for the Corporation, it shall be in the form as the Board of Directors may from time to time determine.

SECTION 10.4. ANNUAL FINANCIAL STATEMENTS. In accordance with the TBCA, the Corporation shall prepare and provide to shareholders such financial statements as may be required by the TBCA.

SECTION 10.5. CONFLICT WITH ARTICLES OF INCORPORATION. In the event that any provision of these Bylaws conflicts with any provision of the Articles of Incorporation, the Articles of Incorporation shall govern.

ARTICLE ELEVEN
AMENDMENTS

SECTION 11.1. POWER TO AMEND BYLAWS. The Board of Directors may amend the Bylaws of the Corporation upon the affirmative vote of the majority of the directors then holding office; provided, however, that any amendment, addition, or repeal of any provision of the Bylaws regarding indemnification of the directors, officers, employees, or agents of the Corporation shall require the affirmative vote of a majority of the disinterested directors. Shareholders may not amend the Bylaws of the Corporation except upon the affirmative vote at a meeting of shareholders of the holders of a majority of the outstanding shares of Voting Stock.

ARTICLE TWELVE
RESTRICTIONS ON TRANSFERS OF SHARES

SECTION 12.1. DEFINITIONS. As used in this Article Twelve, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation §§ 1.382-2T, 1-383 and 1-384 shall include any successor provisions):
(a)    “4.9-percent Transaction” means any Transfer described in clause (a) or (b) of Section 12.2 of this Article Twelve.
(b)    “4.9-percent Stockholder” is a Person who owns a Percentage Stock Ownership equal to or exceeding 4.9% of the Corporation’s then-outstanding Stock, whether directly or indirectly, and including Stock such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code or any successor provision or replacement provision and the applicable Treasury Regulations and Internal Revenue Service guidance thereunder.
(c)    “Agent” has the meaning set forth in Section 12.5 of this Article Twelve.
(d)    “Board of Directors” or “Board” means the board of directors of the Corporation.
(e)    “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
(f)    “Corporation Security” or “Corporation Securities” means (i) any Stock, (ii) shares of Preferred Stock issued by the Corporation (other than Preferred Stock described in Section 1504(a)(4) of the Code), and (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation.
(g)    “Effective Date” means March 20, 2013, the date of adoption of this amendment by the Board of Directors.
(h)    “Excess Securities” has the meaning given such term in Section 12.4 of this Article Twelve.
(i)    “Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article Twelve is no longer necessary or desirable for the preservation of Tax Benefits, (ii) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward, or (iii) such date as the Board of Directors shall fix in accordance with Section 12.12 of this Article Twelve.
(j)    “Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision and other pertinent Internal Revenue Service guidance.
(k)    “Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

(l)    “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.
(m)    “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article Twelve.
(n)    “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).
(o)    “Purported Transferee” has the meaning set forth in Section 12.4 of this Article Twelve.
(p)    “Securities” and “Security” each has the meaning set forth in Section 12.7 of this Article Twelve.
(q)    “Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).
(r)    “Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.
(s)    “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards, and foreign tax credit carryforwards as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.
(t)    “Transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-4(d)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.
(u)    “Transferee” means any Person to whom Corporation Securities are Transferred.
(v)    “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

SECTION 12.2. TRANSFER AND OWNERSHIP RESTRICTIONS. In order to preserve the Tax Benefits, from and after the Effective Date of this Article Twelve, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 4.9-percent Stockholder or (b) the Percentage Stock Ownership in the Corporation of any 4.9-percent Stockholder would be increased.

SECTION 12.3. EXCEPTIONS.

(a)    Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.

(b)    Notwithstanding anything to the contrary herein, for avoidance of doubt, Transfers made pursuant to the Stock Purchase Agreement by and between the Corporation and the investors named therein, dated February 25, 2013, shall be permitted.

(c)    The restrictions set forth in Section 12.2 of this Article Twelve shall not apply to an attempted Transfer that is a 4.9-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 12.3, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article Twelve through duly authorized officers or agents of the Corporation. Nothing in this Section 12.3 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

SECTION 12.4. EXCESS SECURITIES.

(a)    No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 12.5 of this Article Twelve or until an approval is obtained under Section 12.3 of this Article Twelve. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of Section 12.4 or 12.5 of this Article Twelve shall also be a Prohibited Transfer.

(b)    The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article Twelve, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this Article Twelve as a condition to registering any transfer.

SECTION 12.5. TRANSFER TO AGENT. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer, then upon written demand by the Corporation sent within 30 days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 12.6 of this Article Twelve if the Agent rather than the Purported Transferee had resold the Excess Securities.

SECTION 12.6. APPLICATION OF PROCEEDS AND PROHIBITED DISTRIBUTIONS. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance, or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action, or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 12.6. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 12.6 inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

SECTION 12.7. MODIFICATION OF REMEDIES FOR CERTAIN INDIRECT TRANSFERS. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Tennessee law (“Securities,” and individually, a “Security”) but which would cause a 4.9-percent Stockholder to violate a restriction on Transfers provided for in this Article Twelve, the application of Sections 12.5 and 12.6 of this Article Twelve shall be modified as described in this Section 12.7. In such case, no such 4.9-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 4.9-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 4.9-percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Stockholder, following such disposition, not to be in violation of this Article Twelve. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 12.5 and 12.6 of this Article Twelve, except that the maximum aggregate amount payable either to such 4.9-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities in connection with such sale, shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 4.9-percent Stockholder or such other Person. The purpose of this Section 12.7 is to extend the restrictions in Sections 12.2 and 12.5 of this Article Twelve to situations in which there is a 4.9-percent Transaction without a direct Transfer of Securities, and this Section 12.7, along with the other provisions of this Article Twelve, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

SECTION 12.8. LEGAL PROCEEDINGS; PROMPT ENFORCEMENT. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within 30 days from the date on which the Corporation makes a written demand pursuant to Section 12.5 of this Article Twelve (whether or not made within the time specified in Section 12.5 of this Article Twelve), then the Corporation may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 12.8 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article Twelve being void ab initio; (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand; or (c) cause any failure of the Corporation to act within the time periods set forth in Section 12.5 of this Article Twelve to constitute a waiver or loss of any right of the Corporation under this Article Twelve. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article Twelve.

SECTION 12.9. LIABILITY. To the fullest extent permitted by law, any stockholder subject to the provisions of this Article Twelve who knowingly violates the provisions of this Article Twelve and any Persons controlling, controlled by; or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

SECTION 12.10. OBLIGATION TO PROVIDE INFORMATION. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal, or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by, or under common control with the proposed Transferee shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article Twelve or the status of the Tax Benefits of the Corporation.

SECTION 12.11. LEGENDS. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this Article Twelve bear the following legend:

“THE BYLAWS OF THE CORPORATION CONTAIN RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE BYLAWS) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE

CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.9-PERCENT STOCKHOLDER (AS DEFINED IN THE BYLAWS). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE BYLAWS) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF TENNESSEE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S BYLAWS TO CAUSE THE 4.9-PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE BYLAWS CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 12.3 of this Article Twelve also bear a conspicuous legend referencing the applicable restrictions.

SECTION 12.12. AUTHORITY OF BOARD OF DIRECTORS.

(a)    The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article Twelve, including, without limitation, (i) the identification of 4.9-percent Stockholders; (ii) whether a Transfer is a 4.9-percent Transaction or a Prohibited Transfer; (iii) the Percentage Stock Ownership in the Corporation of any 4.9-percent Stockholder; (iv) whether an instrument constitutes a Corporation Security; (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 12.6 of this Article Twelve; and (vi) any other matters which the Board of Directors determines to be relevant, and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Twelve. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend, or rescind Bylaws, regulations, and procedures of the Corporation not inconsistent with the provisions of this Article Twelve for purposes of determining whether any Transfer of Corporation Securities would jeopardize or endanger the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration, and implementation of this Article Twelve.

(b)    Nothing contained in this Article Twelve shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date; (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article Twelve; (iii) modify the definitions of any terms set forth in this Article Twelve; or (iv) modify the terms of this Article Twelve as appropriate, in each case in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension, or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax

Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(c)    In the case of an ambiguity in the application of any of the provisions of this Article Twelve, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding, or knowledge of the circumstances. In the event this Article Twelve requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article Twelve. All such actions, calculations, interpretations, and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article Twelve. The Board of Directors may delegate all or any portion of its duties and powers under this Article Twelve to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article Twelve through duly authorized officers or agents of the Corporation. Nothing in this Article Twelve shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

SECTION 12.13. RELIANCE. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports, or statements of the chief executive officer, the chief financial officer, the chief accounting officer, or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers, or other employees and agents in making the determinations and findings contemplated by this Article Twelve. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

SECTION 12.14. BENEFITS OF THIS ARTICLE TWELVE. Nothing in this Article Twelve shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy, or claim under this Article Twelve. This Article Twelve shall be for the sole and exclusive benefit of the Corporation and the Agent.

SECTION 12.15. SEVERABILITY. The purpose of this Article Twelve is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article Twelve or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision of this Article Twelve.

SECTION 12.16. WAIVER. With regard to any power, remedy, or right provided herein or otherwise available to the Corporation or the Agent under this Article Twelve, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party and (b) no alteration, modification, or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.